Exhibit 10.4

AMENDMENT

Reference is made to the certain Assignment of Beneficiary of standby letter of credit instrument to Eco Building Products, Inc. ("Assignee" or "Eco") dated effective on or about the Effective Date of this document defined below, from InsurFinancial Holdings, PLC acting as the "Assignor" (the "Assignment").  This document amends the Assignment and controls the extent of any conflict.  The Assignment and this Amendment should be taken and interpreted together.  The parties, for good and valuable considerations received, agree to this Amendment as follows:

1.           As part of the assignment of all money due under the standby letter of credit, as referenced in the Assignment, Eco (Assignee)  is also assigned the actual original standby letter of credit instrument from The Bank of China (the "bank letter").  The original bank letter will be delivered by the Assignor (InsurFinancial Holdings, PLC) within 5 business days or less of the execution and mutual exchange of the Assignment between the Assignor and the Assignee and the contents and execution details of the bank letter original delivered to the Assignee will match in all respects the copy supplied just prior to this date by the Assignor to the Assignee, containing all necessary signatures, stamps, approvals of the referenced bank and others as applicable.

2.           The Assignor represents that any and all agreements between the Assignor and Assignee, which must be in writing and mutually executed, as well as the Assignment, this Amendment, and the bank letter, are valid legally binding instruments and the inception of the relationship and agreements between the Assignor and Assignee and closing referenced in the agreements is as of this Effective Date.  The Assignor also represents it has obtained all necessary authorizations and consents to enter into the transactions and supply the referenced documents and that all representations of the Assignor survive the signing or closing of any documents.

3.           The Assignor represents that there is no condition or limitation as to the bank letter not contained and expressly stated in such bank letter including without limitation the following:

No approval or consent is needed by the Assignor for the Assignee to present and obtain the benefits of the bank letter with reference to the bank and the same is true of Ms. Ning referenced in the documents in that her approval or consent is not needed and also nothing is contained in the private loan agreement between the Assignor and Ms. Ning that otherwise limits or modifies the statements made by the Assignor to the Assignee including those contained in the signed documents between the Assignor and the Assignee including in the Assignment and this Amendment.

4.           Subsequent to this date the Assignor agrees to reasonably cooperate with the Assignee to respond to reasonable questions and confirmations as may be necessary to help give effect to the Assignment and to this Amendment and has represented the referenced bank will supply reasonable cooperation and if materially needed Ms. Ning will assist to facilitate the cooperation of the bank.

5.           The Assignor represents that

a.    it understands in no way are any securities laws involved with respect to the transaction between the Assignor and the Assignee and that otherwise the Assignor is considered an accredited investor and sophisticated investor to any extent any investment is involved and the parties mutually agree and release one another from any claim that the Assignor is acting as an investor,

b.    no statement or representation is binding upon the Assignee that may have been made by the Assignor to Ms. Ning the only public statements of the Assignee is as are contained in the public filings of the Assignee as filed with the SEC and

c.    the Assignor and Assignee are independent of one another with the exception that the Assignee has such rights pertaining or obtained from the Assignor as stated in the Assignment and this Amendment with respect to matters expressly discussed including execution of documentation relating to The Bank of China,

d.    the Assignor represents that all business he has conducted involving Ms. Ning, The Bank of China and in any other way relating to the Assignee have been in conformance with all laws and regulations

e.    the Assignor represents it is not aware of any regulatory approval needed in order for the Assignment and this Amendment and the bank letter to be binding,

f.    the Assignor has represented to the Assignee the obligation of the Bank of China contained in the bank letter is irrevocable and not conditioned upon any action or inaction or change of circumstances relating to Ms. Ning, the Assignor, or the Assignee that the bank letter is irrevocable and unconditional the only exception is the manner for Assignee to present the letter for payment,

g.   the Assignor represents that the bank has confirmed it has blocked and segregated in a sub-account $100 million USD of Ms. Ning in order to issue the financial commitment under the bank letter,

h.   the Assignor is not aware of any unpaid fees or reasons why The Bank of China would not fully honor and pay the bank letter per its terms

i.    the Assignor represents that information in statements provided to the Assignee by its representatives and advisors are valid, complete and correct and can be relied upon,

j.  the Assignor understands that the Assignee cannot make any representation or promise as to the future success or actual results relating in any way to its current projections or plans since actual results may vary with respect to the business and operations of the Assignee.  (This statement however does not abrogate or excuse the performances expressly stated in written signed agreements between the Assignor and Assignee due from Assignee.),

k.   Assignor represents that the bank letter is now fully signed and executed in a valid binding legal instrument of The Bank of China so that the payments indicated with a total of $100 million US is due and owing per the terms of the letter,

l.    the Assignor also represents it is not aware of any prohibition or limitation to Assignment and actually represents that Assignment by the Assignor to the Assignee per the Assignment and this Amendment is fully valid and legal without the need of any verification or consent of the referenced bank or any other person natural or otherwise,

m.  the Assignor also represents that notwithstanding any verification or notarization indication in the Assignment it is valid from signatures of the parties without notarization of any signature,

n.   the Assignor also represents that the bank letter is fully operative and fully operative on its face without reference to any agreements,

o.   the Assignor represents that there is no law, regulation or document or understanding of any kind that it is aware of that in any way limits or prohibits the obligation of the bank under the bank letter which is now owed, upon execution of the Assignment, by the bank to the Assignee (there is no consent approval or ability to interfere or to limit in order for the bank to make the payment under the bank letter, by Ms. Ning or any other party so that the bank is irrevocably and unconditionally obligated to pay per the bank letter).

This Amendment can only be amended in writing signed by the parties below.

This  is executed to be exchanged and Effective as of July 6, 2012 as the "Effective Date."

Assignor
InsurFinancial Holdings, PLC
(Reg: 05846021)
Level 17
Dashwood House
69 Old Broad Street
London, WEC2M 1QS
United Kingdom

Authorized Signature:	/s/ James Patterson
James Patterson
Title: Director

ECO Building Products, Inc.:

Authorized Signature:	/s/ Steve Conboy
Steve Conboy
Title: President & CEO

NOTARY, Before me, the undersigned authority, appeared the person indicated who having been duly sworned attested to the signature:

Notary Public/ State of/Couty of:

SEE ATTACHED ACKNOWLEDGMENT
Signature/Stamp

California All Purpose Acknowledgment

State of California
County of San Diego

On July 5, 2012 before me, Linda P.T. Pina, Notary Public, personally appeared Steve Conboy who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity~~(ies)~~, and that by his/~~her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERGURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

OFFICIAL SEAL
LINDA P. T. PINA
NOTARY PUBLIC-CALIFORNIA
COMM. NO. 1874916
SAN DIEGO COUNTY
MY COMM. EXP. JAN. 12, 2014

Title of document: Amendment (Assignment of Beneficiary)